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                                United States
                      Securities and Exchange Commission
                           Washington, D.C.  20549
                           -----------------------

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                        DISCOVER CARD MASTER TRUST I
                        ----------------------------
           (Exact name of registrant as specified in its charter)



       Delaware                      0-23108                  Not required
       --------                      -------                  ------------
(State of organization)      (Commission File Number)       (I.R.S. Employer
                                                           Identification No.)

c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                             19720
--------------------                                             -----
(Address of principal                                         (Zip Code)
executive offices)


                   SECURITIES TO BE REGISTERED PURSUANT TO
                          SECTION 12(b) OF THE ACT:



                                                          Name of each exchange
Title of each class                                        on which each class
to be so registered                                        is to be registered
-------------------                                        -------------------
       None                                                        None


                   SECURITIES TO BE REGISTERED PURSUANT TO
                          SECTION 12(g) OF THE ACT:


  Series 1998-3 Floating Rate Class A Credit Card Pass-Through Certificates Series 1998-3 Floating Rate Class B Credit Card Pass-Through Certificates
  -------------------------------------------------------------------------
                              (Title of Class)






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Item 1.  Description of Registrant's Securities to be Registered.

               Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 16 to 29 of the Prospectus dated March 18, 1998 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103) and on pages S-17 to S-31 of the Prospectus Supplement dated March 18, 1998 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103).

Item 2.  Exhibits

               Exhibit 4.1 (a)         Pooling and Servicing Agreement, dated
                                       as of October 1, 1993, between Greenwood
                                       Trust Company as Master Servicer,
                                       Servicer and Seller and U.S. Bank
                                       National Association d/b/a First Bank
                                       National Association (successor trustee
                                       to Bank of America Illinois, formerly
                                       Continental Bank, National Association)
                                       as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master
                                       Trust I's Registration Statement on Form
                                       S-1 (Registration No. 33-71502), filed
                                       on November 10, 1993).

               Exhibit 4.1 (b)         First Amendment to Pooling and Servicing
                                       Agreement, dated as of August 15, 1994,
                                       between Greenwood Trust Company as
                                       Master Servicer, Servicer and Seller and
                                       U.S. Bank National Association d/b/a
                                       First Bank National Association
                                       (successor trustee to Bank of America
                                       Illinois, formerly Continental Bank,
                                       National Association) as Trustee
                                       (incorporated by reference to Exhibit
                                       4.4 of Discover Card Master Trust I's
                                       Current Report on Form 8-K, dated August
                                       1, 1995 and filed on August 10, 1995,
                                       File No. 0-23108).

               Exhibit 4.1 (c)         Second Amendment to Pooling and
                                       Servicing Agreement, dated as of
                                       February 29, 1996, between Greenwood
                                       Trust Company as Master Servicer,
                                       Servicer and Seller and U.S. Bank
                                       National Association d/b/a First Bank
                                       National Association (successor trustee
                                       to Bank of America Illinois, formerly
                                       Continental Bank, National Association)
                                       as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master
                                       Trust I's Current Report on Form 8-K,
                                       dated April 30, 1996 and filed on May 1,
                                       1996, File No. 0-23108).



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               Exhibit 4.2             Series Supplement, dated as of March 25,
                                       1998, between Greenwood Trust Company as
                                       Master Servicer, Servicer and Seller and
                                       U.S. Bank National Association as
                                       Trustee, with respect to Series 1998-3,
                                       including form of Class A Certificate
                                       and form of Class B Certificate
                                       (incorporated by reference to Exhibit
                                       4.1 of Discover Card Master Trust I's
                                       Current Report on Form 8-K, dated March
                                       25, 1998, File No. 0-23108).

               Exhibit 99.1 Prospectus Supplement dated March 18, 1998 and Prospectus dated March 18, 1998 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 1998-3.





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                                  Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            Discover Card Master Trust I
                                            (Registrant)

                                            By:  Greenwood Trust Company
                                            (Originator of the Trust)



Dated:  March 25, 1998                      By: /s/ John J. Coane
                                               ---------------------------
                                               John J. Coane
                                               Vice President, Director of
                                               Accounting and Treasurer





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                                EXHIBIT INDEX




Exhibit No.                                                                Page
-----------                                                                ----

4.1(a)         Pooling and Servicing Agreement, dated as of October         ---
               1, 1993, between Greenwood Trust Company as Master
               Servicer, Servicer and Seller and U.S. Bank National
               Association d/b/a First Bank National Association
               (successor trustee to Bank of America Illinois, formerly
               Continental Bank, National Association) as Trustee
               (incorporated by reference to Exhibit 4.1 of Discover
               Card Master Trust I's Registration Statement on Form S-1
               (Registration No. 33-71502), filed on November 10, 1993).


4.1(b)         First Amendment to Pooling and Servicing Agreement,          ---
               dated as of August 15, 1994, between Greenwood Trust
               Company as Master Servicer, Servicer and Seller and U.S.
               Bank National Association d/b/a First Bank National
               Association (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as
               Trustee (incorporated by reference to Exhibit 4.4 of
               Discover Card Master Trust I's Current Report on Form 8-K,
               dated August 1, 1995 and filed on August 10, 1995, File No.
               0-23108).


4.1(c)         Second Amendment to Pooling and Servicing Agreement,         ---
               dated as of February 29, 1996, between Greenwood Trust
               Company as Master Servicer, Servicer and Seller and U.S.
               Bank National Association d/b/a First Bank National
               Association (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee
               (incorporated by reference to Exhibit 4.4 of Discover Card
               Master Trust I's Current Report on Form 8-K, dated April
               30, 1996 and filed on May 1, 1996, File No. 0-23108).




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

Exhibit No.                                                                Page
-----------                                                                ----
4.2            Series Supplement, dated as of March 25, 1998, between       ---
               Greenwood Trust Company as Master Servicer, Servicer
               and Seller and U.S. Bank National Association as Trustee,
               with respect to Series 1998-3, including form of Class A
               Certificate and form of Class B Certificate (incorporated
               by reference to Exhibit 4.1 of Discover Card Master Trust
               I's Current Report on Form 8-K, dated March 25, 1998,
               File No. 0-23108).


99.1           Prospectus Supplement dated March 18, 1998 and Prospectus    ---
               dated March 18, 1998 with respect to the Floating Rate
               Class A Credit Card Pass-Through Certificates and the
               Floating Rate Class B Credit Card Pass-Through Certificates
               of Discover Card Master Trust I, Series 1998-3.





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